SCHEDULE 13D

CUSIP No. Y2692M 10 3	Page 14 of 14 Pages

Exhibit 1.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: December 13, 2004

FRONTLINE LTD.

By:	/s/ Kate Blankenship

Name: Kate Blankenship
Title: Director, Chief Accounting Officer and Secretary

BANDAMA INVESTMENT LTD.

By:	/s/ Kate Blankenship

Name: Kate Blankenship
Title: Director and Secretary

HEMEN HOLDING LIMITED

By:	/s/ Eva Agathangelou

Name: Eva Agathangelou
Title: Director

JOHN FREDRIKSEN

By:	/s/ John Fredriksen

Name: John Fredriksen

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